SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               UNILAB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      same
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(1).

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    4)  Date Filed:

                                                              April 28, 1997



Dear Stockholder:

                  The directors and officers of Unilab Corporation cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held on June 17, 1997 at 9:00 a.m., local time. The meeting will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91364. Notice of the Annual Meeting, the Proxy Statement and a proxy card are enclosed.

                  At this year's meeting you will be asked to (i) elect directors and (ii) ratify and approve the appointment of Arthur Andersen LLP as the Company's independent auditors.

                  You are urged to mark, sign, date and mail the enclosed Proxy immediately. By mailing your Proxy now you will not be precluded from attending the meeting. Your Proxy is revocable, and in the event you find it convenient to attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

                  For your information, we have also enclosed a copy of Unilab's Annual Report for the fiscal year ended December 31, 1996. We look forward to seeing you at the meeting.

                                          Very truly yours,



                                          David C. Weavil
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                               UNILAB CORPORATION
                               18448 Oxnard Street
                            Tarzana, California 91356
                                                   (818) 996-7300


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1997



                  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Unilab Corporation, a Delaware corporation (the "Company"), will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91364 on June 17, 1997 at 9:00 a.m., local time, for the purpose of considering and voting on the following matters described in the attached Proxy
Statement:

         1. Election of directors;

         2. Ratification and approval of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         3. Transacting such other business as may properly come before the Meeting or any adjournment thereof.

                  Common stockholders of record at the close of business on April 15, 1997 (the "Record Date") shall be entitled to notice of and to vote at the Meeting or any adjournment thereof. You are invited to attend the Meeting in person. Whether or not you intend to attend the Meeting, please mark, sign, date and return the enclosed Proxy to make certain that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have previously returned Proxies.

                  The directors and officers of the Company, who, as of the Record Date, beneficially owned in the aggregate approximately 8.7% of the shares of the Company's common stock, par value $.01 per share, outstanding on the Record Date, have indicated that they intend to vote all such shares FOR all of the proposals set forth above.

                  Your attention is invited to the attached Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS:

                                            Mark L. Bibi
                                            Secretary


Dated:  April 28, 1997

                               UNILAB CORPORATION
                               18448 Oxnard Street
                            Tarzana, California 91356
                                                  (818) 996-7300

                                 PROXY STATEMENT

                  This Proxy Statement is furnished in connection with the solicitation of proxies (the "Proxies") by and on behalf of the Board of Directors of Unilab Corporation, a Delaware corporation ("Unilab" or the "Company"), for its Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m., local time, on June 17, 1997 at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California, 91364 or at any adjournment thereof. The Company anticipates that this Proxy Statement and the accompanying form of Proxy will be first mailed or given to the stockholders of the Company on or about April 28, 1997.

                  The cost of soliciting Proxies will be borne by the Company. Officers and regular employees of the Company, without additional compensation, may solicit Proxies by further mailing, telephone, telegraph, facsimile transmission or by personal conversations. The Company will, upon request, reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for their expenses in forwarding solicitation material to the beneficial owners of the Company's common stock, par value $.01 per share (the "Unilab Common Stock"). In addition, the Company has retained Kissel-Blake Inc. to assist in soliciting proxies and to provide proxy material to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, it is anticipated that the Company will pay to Kissel-Blake Inc. a fee of approximately $4,000 plus reasonable out-of-pocket expenses.

                  Any Proxy that is properly submitted to the Company may be revoked by the person giving it at any time before it has been voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the Proxy,
(ii) duly executing a subsequent Proxy relating to the same shares of Unilab Common Stock and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a Proxy).

                  The persons named in the Proxies will vote the Proxies in accordance with the instructions specified therein. Unless instructed to the contrary in a Proxy that is returned by a stockholder of the Company, the Proxy will be voted (i) FOR the persons named below in the election of the Company's Board of Directors and (ii) FOR the ratification and approval of the independent auditors selected by the Company. The persons named in the Proxy will exercise their judgment with respect to other matters which may properly come before the Meeting. The Company is not currently aware of any other matters to come before the Meeting.

                  Holders of a majority of the shares of stock of the Company entitled to vote, present in person or represented by proxy, constitute a quorum at the Meeting. Abstentions are counted as present for purposes of establishing the quorum necessary for the Meeting to proceed. Likewise, if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), such broker non-vote is counted as present for purposes of establishing the quorum necessary for the Meeting to proceed.

                  Directors will be elected by a favorable vote of a plurality of the shares of stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other matters to come before the Meeting require the approval of a majority of the shares of stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any such matter submitted to the stockholders for vote and, thus, will have the same effect as a vote against such matters. Broker non-votes on all other matters will not be entitled to vote, and will have no effect on the vote, with respect to such matters.

                      SHARES OUTSTANDING AND VOTING RIGHTS

                  Common stockholders of record at the close of business on April 15, 1997 (the "Record Date"), will be entitled to vote at the Meeting. The holders of the shares of Unilab Common Stock are entitled to one vote per share. Such shares may not be voted cumulatively. As of the Record Date, there were 40,249,692 shares of Unilab Common Stock issued and outstanding and entitled to vote. Holders of the Company's Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), will not be entitled to vote on any matters presented at the Meeting. The presence in person or by Proxy of the holders of at least a majority of the outstanding shares of Unilab Common Stock is necessary to constitute a quorum at the Meeting. The directors and officers of the Company as a group as of the Record Date (10 persons), who as of the Record Date beneficially owned of record in the aggregate approximately 8.7% of the outstanding shares of Unilab Common Stock, have indicated that they intend to vote all such shares FOR all of the proposals set forth herein.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

                  Nominees to each of the five positions on the Board of Directors of the Company are to be elected at the Meeting. If elected, each will serve for one year or until his successor is elected and qualified. Each such nominee is a current director, except for Haywood D. Cochrane, Jr., who is a new nominee. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying Proxy will vote for a substitute, or substitutes, in their discretion.

                  Listed below are the names and ages of the nominees, the year in which each first became a director and their principal occupations for at least the past five years.

Name and                                           Principal
  Age                                              Occupation

David C. Weavil - 46                David C. Weavil has been Chairman, President
                                    and Chief Executive Officer of the Company since January 1997. He served as Executive
                                    Vice President of Laboratory Corporation of
                                    America Holdings Inc. ("LabCorp") from the date of the April 1995 merger of Roche
                                    Biomedical Laboratories, Inc. ("RBL") and
                                    National Health Laboratories, Inc., ("NHL") which created LabCorp, through December
                                    1996. He was appointed Chief Operating
                                    Officer of LabCorp in September 1995.
                                    Previously, Mr. Weavil served as Senior

                                    Vice President and Chief Operating Officer of RBL from 1989 to April 1995. From 1988 through 1989, Mr. Weavil was Regional Senior Vice President-Mid-Atlantic of RBL. Prior to that, he served as Senior Vice President and Chief Financial Officer of RBL from 1982.

Haywood D. Cochrane, Jr.- 48        Mr. Cochrane is a new nominee to the Board.
                                    He has served as President and Chief
                                    Executive Officer of Meridian Occupational
                                    Healthcare Associates, Inc. since February
                                    1997. He was Executive Vice President, Chief
                                    Financial Officer and Treasurer of LabCorp from April 1995 to November 1996 and a consultant to LabCorp from November 1996 to February 1997. Mr. Cochrane served from June
                                    1994 to April 1995 as unelected Vice
                                    Chairman of NHL, following NHL's acquisition of Allied Clinical Laboratories, Inc.
                                    ("Allied"). Mr. Cochrane was President,
                                    Chief Executive Officer and a Director of
                                    Allied from its formation in 1989 until its acquisition by NHL in June 1994. Mr.
                                    Cochrane serves as a Director of JDN Realty
                                    Corp.

Kirby L. Cramer - 60                Member of Unilab's Board of Directors since
                                    March 1990. Chairman Emeritus of the Board of Directors of Hazleton Corporation (a subsidiary of Corning Incorporated and formerly, Hazleton Laboratories Corp.), a biological research company. Chief Executive
                                    Officer from 1968 through 1987 (when it was sold to Corning) and Chairman of the Board of Directors from 1987 through 1991 of Hazleton Laboratories Corp. Currently, a director of Immunex Corp., Commerce
                                    Bancorporation, Advanced Technology
                                    Laboratories, Inc., Northwestern Trust
                                    Company, Intellicoat Corporation and
                                    Pharmaceutical Product Development, Inc.



Michael B. Hoffman - 46             Member of Unilab's Board of Directors since
                                    October 1992. General Partner of The
                                    Blackstone Group, an investment banking
                                    firm, since 1989. From 1982 through 1989,
                                    Partner and Co-head of Mergers and
                                    Acquisitions at Smith Barney, Harris Upham &
                                    Co. Currently, a director of Harvard
                                    Industries.



Gabriel B. Thomas - 55              Member of Unilab's Board of Directors since
                                    its formation in November 1988. Director of Unilab's predecessor entity from December
                                    1986 until November 1988. Consultant in
                                    international marketing and management since
                                    1971 and a consultant to Unilabs Holdings
                                    S.A., a Swiss corporation and clinical
                                    laboratory holding company, from October
                                    1987 to May 1992. President of Unilab from
                                    1989 through January 1992. Since 1985,
                                    consultant to Frankfurt Consult, the
                                    merger/acquisition subsidiary of BHF-Bank,
                                    Frankfurt, Germany. Currently, a director of Decora Industries, Inc.

         Walker Lewis, who has served as a director of the Company since September 1994, and Thomas Pyle, who has been a director since February 1995, are not running for reelection and will retire from the Board as of June 17, 1997.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following table sets forth certain information known to Unilab regarding the beneficial ownership of Unilab Common Stock as of the Record Date by: (i) each of Unilab's directors, nominee for director and Named Executive Officers and (ii) all directors and Executive Officers as a group. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which such person or persons have the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                                         Number of Shares of                  Percent of
                                                         Unilab Common Stock              Unilab Common Stock
Name and Address of Beneficial Owner                     Beneficially Owned              Beneficially Owned(1)
------------------------------------                     -------------------             ---------------------

David C. Weavil                                            1,371,428(2)                             3.4%
Haywood D. Cochrane, Jr.                                       3,000                                   *
Kirby L. Cramer                                            1,007,167(3)                             2.5%
Michael B. Hoffman                                            99,667(4)                                *
Walker Lewis                                                  49,667(5)                                *
Thomas O. Pyle                                                33,221(6)                                *
Gabriel B. Thomas                                             60,000(7)                                *
Richard A. Michaelson                                        535,340(8)                             1.3%
All Directors and Executive Officers of
   Unilab as a Group (10 persons)                          3,613,906                                8.7%

---------------
* less than 1%


(1) Calculated pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and based on 40,249,692 shares of Unilab Common Stock outstanding as of the Record Date.

(2) Mr. Weavil is Chairman, President and Chief Executive Officer of the Company. Pursuant to the terms of an Employment Agreement dated January 20, 1997 between David C. Weavil and Unilab, Mr. Weavil (a) purchased $500,000 of Common Stock from the Company at the closing market price of the Common Stock on January 17, 1997 ($0.4375), with funds borrowed from the Company, resulting in ownership of 1,142,857 shares and (b) received 228,571 shares ($100,000 of stock issued at the January 17, 1997 closing price ($0.4375)) as a bonus. See, "Employment Agreements; Other Arrangements -- Weavil Employment Agreement".

(3) Mr. Cramer is a director of the Company. Includes a presently exercisable option to purchase 10,000 shares at $2.00 per share, which expires in July 2000, a presently exercisable option to purchase 30,000 shares at $6.125 per share, which expires in March 2003, a presently exercisable option to purchase 10,000 shares at $6.00 per share, which expires in November 2003, a presently exercisable option to purchase 20,000 shares at $4.50 per share, which expires in December 2004, a presently exercisable option to purchase 20,000 shares at $2.625 per share, which expires in January 2006 and a presently exercisable option to purchase 10,000 shares at $0.50 per share, which expires in January 2007. Also includes 6,667 shares received in payment of fourth quarter 1996 director fees, 10,000 shares received in payment of first quarter 1997 director fees and 8,000 shares received in payment of second quarter 1997 director fees. See "Compensation of Directors".

(4) Mr. Hoffman is a director of the Company. Includes a presently exercisable option to purchase 30,000 shares at $6.125 per share, which expires in March 2003, a presently exercisable option to purchase 10,000 shares at $6.00 per share, which expires in November 2003, a presently exercisable option to purchase 10,000 shares at $4.50 per share, which expires in December 2004, a presently exercisable option to purchase 10,000 shares at $2.625 per share, which expires in January 2006 and a presently exercisable option to purchase 5,000 shares at $0.50 per share which expires in January 2007. Also includes 6,667 shares received in payment of fourth quarter 1996 director fees, 10,000 shares received in payment of first quarter 1997 director fees and 8,000 shares received in payment of second quarter 1997 director fees. See "Compensation of Directors".

(5) Mr. Lewis is a director of the Company, but is not running for reelection as a director. Includes a presently exercisable option to purchase 10,000 shares at $5.125 per share, which expires in September 2004, a presently exercisable option to purchase 10,000 shares at $2.625, per share, which expires in January 2006 and a presently exercisable option to purchase 5,000 shares at $0.50 per share which expires in January 2007. Also includes 6,667 shares received in payment of fourth quarter 1996 director fees, 10,000 shares received in payment of first quarter 1997 director fees and 8,000 shares received in payment of second quarter 1997 director fees. See "Compensation of Directors".

(6) Mr. Pyle is a director of the Company, but is not running for reelection as a director. Includes a presently exercisable option to purchase 10,000 shares at $4.00 per share, which expires in February 2005, a presently exercisable option to purchase 10,000 shares at $2.625, which expires in January 2006 and a presently exercisable option to purchase 5,000 shares at $0.50 per share which expires in January 2007. Also includes 2,222 shares received in partial payment of fourth quarter 1996 director fees, 3,333 shares received in partial payment of first quarter 1997 director fees and 2,666 shares received in partial payment of second quarter 1997 director fees. See "Compensation of Directors".

(7) Mr. Thomas is a director of the Company. Includes a presently exercisable option to purchase 10,000 shares at $6.00 per share, which expires in November 2003, a presently exercisable option to purchase 20,000 shares at $4.50 per share, which expires in December 2004, a presently exercisable option to purchase 20,000 shares at $2.625 per share, which expires in January 2006 and a presently exercisable option to purchase 10,000 shares at $0.50 per share, which expires in January 2007. See "Compensation of Directors".

(8) Mr. Michaelson is Senior Vice President-Finance, Treasurer and Chief Financial Officer of the Company. Includes a presently exercisable option to purchase 150,000 shares at $5.665 per share, which expires in October 1997, a presently exercisable option to purchase 50,000 shares at $5.625 per share, which expires in February 2004, a presently exercisable option to purchase 17,500 shares at $4.50 per share, which expires in January 2005, a presently exercisable option to purchase 150,000 shares at $5.1875 per share, which expires in May 2005 and a presently exercisable option to purchase 8,750 shares at $2.1875, which expires in February 2006. Also includes 29,090 shares received in partial payment of salary for the months of August and September 1996.

Meetings and Committees of Board of Directors

Meetings of Board of Directors

         The Board of Directors of Unilab held eight meetings during 1996. During 1996, each of the incumbent directors attended at least 75% of the total number of meetings of the Board and Board Committees on which he served.

Audit Committee

         The Audit Committee of the Board of Directors of Unilab is authorized to make recommendations to the Board regarding the appointment of independent accountants; to review and approve any major changes in accounting policy; to review the arrangements for, scope and results of the independent audit; to review and approve the scope of non-audit services to be performed by independent accountants and to consider the possible effect on the independence of the accountants; to review the effectiveness of internal auditing procedures and personnel; to review Unilab's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments; and to take such other actions as the Board shall from time to time so authorize. During 1996 and until March 7, 1997 the following directors served on Unilab's Audit Committee: Kirby L. Cramer, Thomas O. Pyle and Gabriel B. Thomas (Chairman). From and after March 7, 1997, the Audit Committee has been comprised of Walker Lewis, Thomas O. Pyle and Gabriel B. Thomas (Chairman). Mr. Lewis is a Senior Advisor to Dillon Read & Co., Inc., which provided investment banking services to the Company in 1996. Mr. Pyle and Mr. Thomas are considered to be independent directors under the rules and regulations of the American Stock Exchange, Inc., the exchange on which the Company's Common Stock is listed and traded. The Audit Committee of Unilab held one meeting during the year ended December 31, 1996.

Compensation Committee

         The Compensation Committee is authorized to establish and approve compensation policies, salary levels and bonus payments; to grant stock options, stock appreciation rights, phantom stock rights, incentive compensation and authorize and approve all other forms of compensation-related credits, guarantees and policies except as may be precluded by applicable law; and to provide an overview of compensation programs. During 1996 and until March 7, 1997 the following directors served on Unilab's Compensation Committee: Kirby L. Cramer (Chairman), Michael B. Hoffman, Walker Lewis, Thomas O. Pyle and Gabriel
B. Thomas. From and after March 7, 1997, the Compensation Committee has been comprised of Messrs. Cramer (Chairman), Hoffman and Thomas. Mr. Hoffman is a General Partner of The Blackstone Group, which provided investment banking services to the Company during 1996. Mr. Lewis is a Senior Advisor to Dillon, Read & Co., Inc., which provided investment banking services to the Company in 1996. In addition, a subcommittee of the Compensation Committee, comprised of Messrs. Cramer and Thomas, has been formed for purposes of addressing issues required or recommended to be addressed by independent directors, including administration of the Company's Executive Retirement Plan and the Stock Option and Performance Incentive Plan. The Compensation Committee of Unilab held one meeting during the year ended December 31, 1996.

Nominating Committee

         The Company did not have a Nominating Committee during 1996. Such a Committee was formed on March 7, 1997. The Nominating Committee is authorized to establish procedures for selecting, screening and nominating candidates for election as directors at the annual or special meetings of stockholders; to make recommendations of director nominees to fill vacancies on the Board resulting from director resignations; to increase the number of directors for purposes of recommending the addition of a director to the Board; to review the qualifications of director nominations made by the Company's stockholders, directors, officers or others; and to adopt procedures regarding the qualifications and tenure of directors. Stockholders who wish to make nominations of directors shall submit the name and qualifications of such nominee in writing to the attention of the Company's Secretary at the offices of the Company, 18448 Oxnard Street, Tarzana, CA 91356. The members of the Nominating Committee are Michael B. Hoffman (Chairman), Kirby L. Cramer, Thomas
O. Pyle and David C. Weavil (Mr. Weavil replaced Andrew H. Baker as the Company's Chairman, President and Chief Executive Officer, effective January 20, 1997; see "Hiring of David C. Weavil as Chairman, President and Chief Executive Officer"). In the event of a tie vote, Mr. Weavil is authorized to break such tie.

Compensation of Directors

         Messrs. Cramer, Hoffman, Lewis, Pyle and Thomas received an annual payment of $40,000 for their services as directors of Unilab for the period from January 1, 1996 through September 30, 1996, payable $10,000 per quarter in cash. Effective with the quarter beginning October 1, 1996, the directors determined to reduce their annual payment to $20,000 per year. Accordingly, non-employee directors received $5,000 in director compensation for the fourth quarter of 1996, rather than the $10,000 they had received during the first three quarters of 1996. Andrew H. Baker, the Company's Chairman, President and Chief Executive Officer during 1996, received no payment for his services as a director of Unilab during 1996, because he was an employee of the Company. Directors receive no additional per-meeting payments or payments for service on committees of the Board (except that each Chairman of a Committee of the Board received an additional 10,000 stock options to purchase Unilab Common Stock pursuant to the Non-Employee Directors Stock Plan, as described below).

         Effective as of the quarter beginning October 1, 1996, directors were offered the opportunity to receive all or a portion of their annual payment in shares of Unilab Common Stock pursuant to the Non-Employee Directors Stock Plan. Messrs. Cramer, Hoffman and Lewis elected to receive all of their directors compensation in shares of Unilab Common Stock. Accordingly, each such director received (a) 6,667 shares of Unilab Common Stock for the fourth quarter of 1996 (calculated by dividing the $5,000 quarterly payment by $0.75, the closing market price of Unilab Common Stock on October 1, 1996, the first business day in the quarter), (b) 10,000 shares of Unilab Common Stock for the first quarter of 1997 (calculated by dividing the $5,000 quarterly payment by $0.50, the closing market price of Unilab Common Stock on January 2, 1997, the first business day in the quarter) and (c) 8,000 shares of Unilab Common Stock for the second quarter of 1997 (calculated by dividing the $5,000 quarterly payment by $0.625, the closing market price of Unilab Common Stock on April 1, 1997, the first business day of the quarter). Mr. Pyle elected to receive two thirds of his directors compensation in cash and one third in shares of Unilab Common Stock. Accordingly, Mr. Pyle received $3,350 in cash and 2,222 shares of Unilab Common Stock for the fourth quarter of 1996, $3,350 in cash and 3,333 shares of Unilab Common Stock for the first quarter of 1997 and $3,350 in cash and 2,666 shares of Unilab Common Stock for the second quarter of 1997. Mr.
Thomas elected to continue to receive all of his directors compensation in cash.

      Effective as of January 1, 1996, the Company's stockholders approved and adopted the Non-Employee Directors Stock Plan pursuant to which, among other things, (i) non-employee directors receive annual grants of ten year options to purchase 10,000 shares of Unilab Common Stock at an exercise price equal to the closing price per share of Unilab Common Stock on the American Stock Exchange on the grant date and (ii) directors who serve as Chairman of a Board Committee or Committees receive an additional annual grant of ten year options to purchase 10,000 shares of Unilab Common Stock at an exercise price equal to the closing price per share of Unilab Common Stock on the American Stock Exchange on the grant date. Pursuant to this program, Mr. Cramer (Chairman of the Compensation Committee) received options to purchase 20,000 shares in January 1996 at an exercise price of $2.625 per share and options to purchase 20,000 shares in January 1997 at an exercise price of $0.50 per share; Mr. Hoffman received options to purchase 10,000 shares in January 1996 at an exercise price of $2.625 per share and options to purchase 10,000 shares in January 1997 at an exercise price of $0.50 per share; Mr. Lewis received options to purchase 10,000 shares in January 1996 at an exercise price of $2.625 per share and options to purchase 10,000 shares in January 1997 at an exercise price of $0.50 per share; Mr. Pyle received options to purchase 10,000 shares in January 1996 at an exercise price of $2.625 per share and options to purchase 10,000 shares in January 1997 at an exercise price of $0.50 per share; and Mr. Thomas (Chairman of the Audit Committee) received options to purchase 20,000 shares in January 1996 at an exercise price of $2.625 per share and options to purchase 20,000 shares in January 1997 at an exercise price of $0.50. The options vest one-half immediately and one-half one year after grant.

      Each director is reimbursed for all travel expenses related to each meeting of the Board or Committee that he attends in person.

Executive Compensation

         The following table sets forth the annual and long-term compensation paid or accrued by Unilab for services rendered in all capacities to Unilab during the years ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996, (i) the Chief Executive Officer and (ii) the other Named Executive Officer of Unilab whose total annual salary and bonus for the year ended December 31, 1996 exceeded $100,000 (together, the "Named Executive Officers").

                                              Summary Compensation Table


                                                                                               Long Term
                                        Annual Compensation                               Compensation Awards

-------------------------------------------------------------------------------------------------------------------

                                                                                        Restricted       Securities
Name and                                                              Other Annual      Stock            Underlying
Principal Position               Year     Salary ($) (3)  Bonus ($)   Compensation ($)  Award($)         Options(#)
------------------               ----     --------------  ---------   ---------------   ----------       ----------

Andrew H. Baker                   1996      $431,555         --        $268,775(4)                       60,000
  Chairman of the Board,          1995      $515,269         --        $152,763(4)            --        180,000
  President and Chief Executive   1994      $432,000         --        $170,624(4)            --             --
  Officer of Unilab(1)(2)

Richard A. Michaelson             1996     $292,678          --         $53,578(4)                       35,000
  Senior Vice                     1995     $332,778          --              --        $129,875(5)      185,000
  President-Finance,              1994     $270,000          --              --               --         50,000
  Treasurer and Chief Financial
  Officer of Unilab(2)



     (1) Mr. Baker served as Chairman, President and Chief Executive Officer of the Company until January 20, 1997, when he resigned and was replaced by David C. Weavil. Mr. Baker continues to serve as a consultant to the Company. See "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer" and "Hiring of David
      C. Weavil as Chairman, President and Chief Executive Officer".

(2) On October 20, 1992, the Board of Directors of the Company approved an employment agreement, dated as of October 20, 1992, for each of Andrew H. Baker and Richard A. Michaelson, which provided for the Company to begin paying compensation to Messrs. Baker and Michaelson as of January 1, 1993. Employment agreements substantially identical to these agreements were entered into with each of Mr. Baker and Mr. Michaelson on November 10, 1993. See "Employment Agreements; Other Arrangements."

(3) Includes amounts equal to 8% of base salary paid into a deferred compensation account ($23,461 and $32,000 for Mr. Baker and $19,483 and $21,333 for Mr. Michaelson, for 1996 and 1995, respectively) and amounts accrued under the Unilab Corporation Executive Retirement Plan ($24,755 and $83,267 for Mr. Baker and $9,853 and $44,778 for Mr. Michaelson for 1996 and 1995, respectively). Mr. Baker voluntarily accepted $90,000 of his 1996 base salary ($30,000 per month for the months of August, September and October 1996) in newly issued shares of the Company's Common Stock. He received 135,274 shares in lieu of the cash payment of $90,000. The number of shares received by Mr. Baker was calculated on the basis of the closing market price of Unilab Common Stock on the payroll date for each month in which Mr. Baker received stock in lieu of cash. Mr. Michaelson voluntarily accepted $20,000 of his 1996 base salary ($10,000 per month for the months of August and September 1996) in newly issued shares of the Company's Common Stock. He received 29,090 shares in lieu of the cash payment of $20,000. The number of shares received by Mr. Michaelson was calculated on the basis of the closing market price of Unilab Common Stock on the payroll date for each month in which Mr. Michaelson received stock in lieu of cash.

(4) For Mr. Baker, represents the benefits from the personal use of a Company-provided automobile, club membership, Company matching contributions to the Company's 401(k) profit-sharing plan and imputed interest on a $1.0 million non-interest bearing loan provided to Mr. Baker for the purchase of a residence in California (such imputed interest being $63,593, $65,200 and $66,482 in 1996, 1995 and 1994, respectively), interest paid by the Company on a loan taken by Mr. Baker and guaranteed by the Company, expenses paid by the Company related to Mr. Baker's residence in California, tax return preparation fees and related tax gross-up payments to Mr. Baker on such amounts (such tax gross-up payments being $130,398, $70,865 and $82,136 in 1996, 1995 and 1994, respectively).
      See "Employment Agreements; Other Arrangements -- Baker Employment Agreement" and "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer". For Mr. Michaelson, represents the benefits from the personal use of a Company-provided automobile, Company matching contributions to the Company's 401(k) profit-sharing plan, interest paid by the Company on a loan taken by Mr. Michaelson from a bank and guaranteed by the Company, tax return preparation fees, and related tax gross-up payments or such amounts (such tax gross-up payment being $24,082). See "Employment Agreements; Other Arrangements -- Michaelson Employment Agreement."

(5) Represents the value of 25,000 shares of restricted stock granted on May 1, 1995, based on a closing market price on that date on Nasdaq/NNM of $5.1875 per share. As of December 31, 1996 (the last trading day in 1996), the closing market price of unrestricted Unilab Common Stock on the American Stock Exchange was $0.4375 per share. Accordingly, 25,000 shares of such unrestricted stock at such date would have had an aggregate value of $10,937.50.

Option Grants

            The following table sets forth the grants of non-qualified stock options during the year ended December 31, 1996, to the Named Executive
Officers:


Option Grants In Last Fiscal Year
---------------------------------

                                         % of Total                         Market
                                           Options        Exercise         Price of
                       Options           Granted to          or             Date of                      Grant Date
                       Granted          Employees in     Base Price          Grant        Expiration    Present Value
Name                    (#)              Fiscal Year       ($/Sh)           ($/Sh)           Date          ($/Sh)
----                    ---              -----------       ------           ------           ----          ------

Andrew H. Baker        60,000 (1)            8.8%         $2.1875         $2.1875        1/2006        $1.94(3)

Richard A. Michaelson   35,000(2)            5.1%         $2.1875         $2.1875        2/2006        $1.94(3)


 (1) In February 1996, pursuant to the Company's Stock Option and Performance Incentive Plan, Mr. Baker was granted options to purchase 60,000 shares of Unilab Common Stock at an exercise price of $2.1875 per share, the closing price per share of Unilab Common Stock as reported on the Nasdaq/NNM on the date of the grant. Such options vested one-quarter on January 1, 1997, and were to vest one-quarter on January 1, 1998, one-quarter on January 1, 1999 and one-quarter on January 1, 2000. Such options were fully vested as of January 20, 1997 pursuant to the Baker Transition Agreements. See "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer" and "Employment Agreements; Other Arrangements -- Baker Transition Agreements".

(2) In February 1996, pursuant to the Company's Stock Option and Performance Incentive Plan, Mr. Michaelson was granted options to purchase 35,000 shares of Unilab Common Stock at an exercise price of $2.1875 per share, the closing price per share of Unilab Common Stock as reported on the Nasdaq/NNM on the date of the grant. Such options vested one-quarter on January 1, 1997, and will vest one-quarter on January 1, 1998, one-quarter on January 1, 1999 and one quarter on January 1, 2000.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was used to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All option valuation models, including Black-Scholes, require a prediction about the future movement of the stock price. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The estimated values under the model are based on the following assumptions and variables: (i) the exercise of all options occurs at their expiration dates, (ii) the weighted one-year historic stock price volatility of the Common Stock is approximately 95% and (iii) for purposes of present value calculations, the ten-year, zero coupon Treasury note interest rate at the date of grant (6.1%) was used.

Other Stock Options

            Unilab has from time to time granted non-qualified stock options, not pursuant to any formal plan other than an individual stock option agreement, to its officers, employees, consultants and directors. As of the Record Date, non-qualified stock options to purchase a total of 4,229,500 shares of Unilab Common Stock (some of which have not yet vested) were outstanding.

            Effective as of January 1, 1996, the Company's stockholders approved and adopted a Stock Option and Performance Incentive Plan, pursuant to which certain of the Company's employees may receive grants of options to purchase shares of Unilab Common Stock. Such options have a ten year term and vest in equal installments over a vesting period determined by the Administrative Committee of the Stock Option and Performance Incentive Plan, which is typically three to five years. The exercise price is the per share price of Unilab Common Stock on the American Stock Exchange (or for grants made prior to the Company's listing on the American Stock Exchange on June 24, 1996, on Nasdaq/NNM) at the close of business on the grant date. Pursuant to this Plan, options to purchase a total of 681,500 shares of Unilab Common Stock were issued to employees of the Company during 1996.

            Effective as of January 1, 1996, the Company's stockholders approved and adopted a Non-Employee Directors Stock Plan, pursuant to which certain of the Company's directors receive annual grants, typically on the first trading day of each year, of options to purchase shares of Unilab Common Stock. Such stock options have a ten year term and vest 50% on the date of grant and 50% on the first anniversary of the date of grant. The exercise price is the per share price of Unilab Common Stock on the American Stock Exchange (or for grants prior to the June 24, 1996 listing date on the American Stock Exchange, on Nasdaq/NNM) at the close of business on the grant date. Pursuant to this program, options to purchase a total of 70,000 shares of Unilab Common Stock were issued to non-management directors of the Company in each of January 1996 and January 1997 (an aggregate of 140,000 option shares).

Restricted Stock

            Unilab has, from time to time, granted restricted stock to its employees. Such shares typically contain restrictions on transfer of the granted shares of Unilab Common Stock for a two to five year period, with forfeiture of such shares upon earlier separation from the Company, in the Board's discretion. As of the Record Date, 864,833 shares of restricted Unilab Common Stock were outstanding, including (a) 5,999 restricted shares issued to Thomas O. Pyle, a director, in partial consideration for his quarterly directors compensation in January and April 1997, (b) 500,000 restricted shares issued to Andrew Baker, the Company's former Chairman, President and Chief Executive Officer, in January 1997 as part of the Baker Transition Agreements and c) 25,000 shares issued to Richard A. Michaelson, one of the Named Executive Officers, in May 1995.

Option Exercises and Fiscal Year-End Values

            The following table reflects that no options to purchase Unilab Common Stock were exercised by the Named Executive Officers during the fiscal year ended December 31, 1996 and lists the number and value of the unexercised options to purchase Unilab Common Stock held by the Named Executive Officers at December 31, 1996.

                           Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

                                                                         Number of
                                                                         Securities
                                                                         Underlying               Value of
                                                                         Unexercised             Unexercised
                                                                         Options at              In-the-Money
                                                                         FY-End (#)               Options at
                                                                                                  FY-End ($)
                            Shares Acquired                              Exercisable/            Exercisable/
Name                        on Exercise (#)      Value Realized ($)      Unexercisable           Unexercisable
--------------------------------------------------------------------------------------------------------------

Andrew H. Baker                    --                   --               315,000/225,000(1)           $0
Richard A. Michaelson              --                   --               292,500/127,500              $0


(1) On January 20, 1997, in connection with Mr. Baker's resignation as Chairman, President and Chief Executive Officer of the Company, the vesting of all of the 540,000 outstanding options to purchase Unilab Common Stock beneficially owned by Baker were accelerated and all such options became immediately exercisable as of such date.

      On January 20, 1997, David C. Weavil was granted options to purchase 250,000 shares of Unilab Common Stock at an exercise price of $0.4375 per share, the closing market price of Unilab Common Stock on January 17, 1997, the last trading day prior to Mr. Weavil's employment as Chairman, President and Chief Executive Officer of the Company. Such options vest in equal installments over five years beginning on January 20, 1998. Mr. Weavil's employment agreement also provides for him to receive on January 2, 1998 additional options to purchase 250,000 shares of Unilab Common Stock at an exercise price equal to the closing market price of Unilab Common Stock on the date of grant.

Executive Retirement Plan

      Effective as of January 1, 1995, the Company's stockholders approved the adoption of the Executive Retirement Plan (the "SERP"). The SERP provides for issuance to officers and other senior executives of the Company ("Executives") of up to 1,000,000 shares in the aggregate of Unilab Common Stock. Shares of Unilab Common Stock to be issued in connection with the SERP will be made available from treasury or authorized and unissued shares of Unilab Common Stock. An Executive participating in the SERP is entitled to receive an annual allocation of Awards. An Award is a unit of measurement equivalent to a share of Unilab Common Stock. The number of Awards allocated each year will have a fair market value equal to the annual expense of a projected single life annuity commencing at age 65, providing an Executive with a benefit equal to 2% of the Executive's "Final Compensation" multiplied by the number of years of service (not to exceed 25) (the "Target Benefit"). For purposes of determining the annual expense under the SERP, an Executive's "Final Compensation" equals the projected average compensation of the Executive for the 5 consecutive calendar years preceding and including the Executive's attainment of age 65. Initially, based on recommendations from the actuary for the SERP, an Executive's compensation will be projected to increase at the rate of 5 1/2% per year.

      As soon as practicable following the death, disability or retirement of an Executive after attaining age 65 (the "Payment Date"), the Executive (or his Beneficiary, as the case may be) will be issued a certificate or certificates for a number of shares of Common Stock equal to the vested number of Awards in the Account of the Executive. In addition, an Executive shall be entitled to a distribution of his Account upon his termination of employment for Good Reason or without Cause (as defined in the SERP) after a Change in Control. Any other amounts in an Account, other than Awards, shall be distributed in a single cash lump sum payment.

      During 1996, six of the Company's executives participated in the SERP. Andrew Baker, the Company's Chairman, President and Chief Executive Officer during 1996, received a 1996 contribution to the SERP from the Company equivalent to $24,755. Richard Michaelson, the Company's Senior Vice President-Finance, Treasurer and Chief Financial Officer, received a 1996 contribution to the SERP from the Company equivalent to $9,833. The other four participants in the SERP received aggregate 1996 contributions to the SERP equivalent to $28,679.

Resignation of Andrew H. Baker as Chairman, President and
Chief Executive Officer

      Andrew H. Baker, who had served as Chairman, President and Chief Executive Officer of the Company from April 1992, resigned from those positions effective as of January 20, 1997. In connection with his resignation and in consideration for the Company's obligations to Mr. Baker under his employment agreement and his participation in the Company's benefit plans, including the Executive Retirement Plan, Mr. Baker and a company wholly owned by him received the following: (i) 500,000 restricted shares of Common Stock (the "Transition Shares"), such restrictions to lapse upon the earliest to occur of (1) a Change of Control of the Company, (2) Baker's attainment of age 65 and (3) Baker's death or disability; (ii) the expiration dates of the options to purchase 540,000 shares of Unilab Common Stock previously granted to Baker were extended to January 20, 2007 and all such options became immediately vested; (iii) a Consulting Agreement between the Company and a company wholly owned by Baker, to provide consulting services to the Company, for an aggregate payment of $900,000, $600,000 of which was paid in January 1997 and the remaining $300,000 of which is payable $100,000 per year, quarterly in arrears, for the three-year period ending on January 20, 2000, (iv) office space in New Jersey through October 1998 and secretarial and administrative services through January 2000;
(v) continued benefit coverage (medical, hospitalization, dental, life, disability, accidental death and travel accident) for three years; (vi) reimbursement of reasonable business expenses during the consulting period, as approved by the Company's CEO; and (vii) continued use of his company auto for three years, to be transferred to him at that time. In addition, Mr. Baker agreed to sell his California residence as soon as possible, at the Company's direction. Five hundred thousand dollars of the proceeds from the sale of that house will be used to pay the outstanding indebtedness on the house held by a commercial bank, with the excess proceeds over $500,000 being retained by Mr. Baker. The $500,000 owed by Mr. Baker to the Company (remaining from the original $1,000,000 loan extended by the Company to Mr. Baker in 1994 to assist Mr. Baker in purchasing the California residence) will be forgiven. Mr. Baker agreed not to compete with the Company in the clinical laboratory business in the State of California for three years.

      The foregoing agreements between the Company and Mr. Baker are referred to as the "Baker Transition Agreements".

      Effective April 15, 1997, the Company paid the principal amount of $300,000 to a commercial bank in payment of a loan Mr. Baker had taken from the bank in April 1994 in order to pay taxes on "paper profits" Mr. Baker realized as a result of the Company's November 1993 reorganization transaction with Corning. The Company had executed a guarantee of this loan at the time Mr. Baker received the loan. In consideration for the Company's payment of the loan under its guarantee, Mr. Baker (i) executed a $300,000, 6% five-year secured promissory note (the "Baker Note") in favor of the Company and (ii) was required to purchase $300,000 of newly issued shares of Unilab Common Stock at the closing market price on a date or dates selected by Mr. Baker prior to September 1, 1997 (the "New Shares"). Mr. Baker acquired such shares on April 3, 1997 at a per share purchase price of $0.5625, resulting in the purchase of 533,333 shares. The Baker Note is secured by the Transition Shares as well as the New Shares. All restrictions on the Transition Shares and New Shares will lapse upon Mr. Baker's payment in full of the principal of and accrued interest on the Baker Note. The Baker Note may be prepaid at any time. See "Certain Relationships and Transactions with Related Persons -- Indebtedness of Management".

Hiring of David C. Weavil as Chairman, President and Chief Executive Officer

                 Concurrently with the resignation of Mr. Baker as Chairman, President and Chief Executive Officer of the Company, the Board hired David C. Weavil to fill those positions. The Board selected Mr. Weavil after considering multiple potential candidates. Effective as of January 20, 1997, Mr. Weavil entered into an employment agreement with the Company, which is described below under "Employment Agreements; Other Arrangements -- Weavil Employment Agreement".

Employment Agreements; Other Arrangements

                 Weavil Employment Agreement. On January 20, 1997, Unilab and David C. Weavil entered into an employment agreement (the "Weavil Employment Agreement") pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer of Unilab. The term of the Weavil Employment Agreement ends on January 19, 1998, and will automatically renew for successive one-year periods unless one party thereto gives at least a six month notice of termination before the end of the current term (the "Employment Period"). Mr. Weavil receives an annual base salary of $400,000, subject to upward adjustment at the Board of Directors' discretion. Mr. Weavil received upon execution of the Weavil Employment Agreement a bonus of $100,000, which was paid in shares of Unilab Common Stock. In payment of this bonus, Mr. Weavil received 228,571 shares of Unilab Common Stock, calculated by dividing $100,000 by $0.4375, the closing market price of Unilab Common Stock on January 17, 1997, the last trading day prior to Mr. Weavil's commencement of employment. Mr. Weavil is also eligible to receive an additional 1997 bonus of $100,000 in cash if Unilab meets certain performance objectives established by the Board of Directors of Unilab. The Weavil Employment Agreement also provides that Unilab will establish for Mr. Weavil a deferred compensation account to be credited annually with an additional amount equal to 8% of Mr. Weavil's total cash compensation (inclusive of all bonuses) for that year. The Weavil Employment Agreement also provides for Mr. Weavil's participation in the Company's Executive Retirement Plan.

                 Pursuant to the terms of the Weavil Employment Agreement, Mr. Weavil purchased from the Company on January 20, 1997 $500,000 worth of newly issued shares of Unilab common stock based on the January 17, 1997 closing market price of $0.4375. Accordingly, Mr. Weavil purchased 1,142,857 shares of Unilab Common Stock at that time. Mr. Weavil was granted demand registration rights with respect to such shares, as well as the 228,571 shares he received in payment of his $100,000 bonus noted in the preceding paragraph. The $500,000 utilized by Mr. Weavil to purchase such shares was borrowed from the Company. The repayment of $250,000 of such borrowed funds is due 180 days after the date of loan (i.e., by July 20, 1997), is unsecured and bears interest at 6%. Repayment of the other $250,000 of such funds is due five years after issuance (i.e. by January 20, 2002), is secured by the shares of Unilab Common Stock purchased from the proceeds thereof and bears interest at 6%.

                 Also pursuant to the Weavil Employment Agreement, on January 20, 1997, Mr. Weavil was granted options to purchase 250,000 shares of Unilab Common Stock at an exercise price of $0.4375. the closing market price of Unilab Common Stock on January 17, 1997. Such options will vest 20% on January 20, 1998, 20% on January 20, 1999, 20% on January 20, 2000, 20% on January 20, 2001
and 20% on January 20, 2002. Additionally, the Weavil Employment Agreement provides for Mr. Weavil to be granted on January 2, 1998 options to purchase 250,000 shares of Unilab Common Stock at an exercise price equal to the closing market price of Unilab Common Stock on such date. Such options will vest in equal installments over five years, beginning on January 2, 1999 and ending on January 2, 2003.

                 In connection with his relocation from North Carolina to California to begin his employment with the Company, Mr. Weavil was reimbursed $41,657 for moving and other relocation costs, pursuant to the terms of his Employment Agreement. In addition, under the terms of his relocation package, Mr. Weavil is entitled to receive a $4,000 per month housing allowance for the first six months following his move to California (January 1997 through July
1997).

                 In the event that Mr. Weavil's employment is terminated by the Company without Cause (as defined in the Weavil Employment Agreement) and not in association with a Change of Control (as defined in the Weavil Employment Agreement), Mr. Weavil will receive 18 months of continued compensation (salary, bonus and deferred compensation) and continued benefits coverage for 18 months. Mr. Weavil has agreed not to compete with the Company for 18 months following termination of employment without Cause and not in association with a Change of Control.

                 The Weavil Employment Agreement also provides for certain payments to Mr. Weavil upon his termination or resignation following a Change of Control of Unilab (as defined in the Weavil Employment Agreement). If in association with a Change of Control, Mr. Weavil resigns his employment for Good Reason or his employment is terminated without Cause, then he becomes entitled to receive a lump sum in cash equal to two times Mr. Weavil's annual total compensation (inclusive of cash bonuses and deferred compensation).

                 Baker Employment Agreement. On November 10, 1993, Unilab and Andrew H. Baker entered into an employment agreement (the "Baker Employment Agreement") pursuant to which he served as Chairman of the Board, President and Chief Executive Officer of Unilab prior to his resignation on January 20, 1997. Mr. Baker received an annual base salary of $400,000, subject to upward adjustment at the Board of Directors' discretion. In July 1996, at his own suggestion Mr. Baker agreed to a voluntary 10% salary reduction, reducing his base salary to $360,000. (A number of other senior managers of the Company similarly accepted 10% salary reductions.) In addition, Mr. Baker accepted three months of his 1996 pay in shares of Unilab Common Stock, receiving 135,274 shares in lieu of cash payment of $90,000. The number of shares received by Mr. Baker was calculated on the basis of the closing market price of Unilab Common Stock on the payroll date for each month in which Mr. Baker received stock in lieu of cash (August, September, October). In addition, Mr. Baker was eligible to receive an annual bonus ranging from 0% to 100% of his base salary if Unilab met certain performance objectives to be established by the Board of Directors of Unilab or its Compensation Committee prior to the beginning of each year. The Baker Employment Agreement also provided that Unilab establish for Mr. Baker a deferred compensation account for each fiscal year during the Employment Period to be credited annually with an additional amount equal to 8% of Mr. Baker's total cash compensation (inclusive of all bonuses) for that year.

                 The Baker Employment Agreement stated that in the event Mr. Baker's employment was terminated by death, disability, without Cause (as defined in the Baker Employment Agreement) or for Good Reason (as defined in the Baker Employment Agreement), Mr. Baker (or his estate) was entitled to receive, among other things, a lump sum payment equal to the then full value of Mr. Baker's vested award under any restricted stock, stock option or stock appreciation rights plan or pursuant to any stock option agreement (the "Lump Sum Option Payment") and the full value contained in Mr. Baker's deferred compensation account plus an amount equal to his base salary for the greater of 18 months following the termination date or the remainder of the two year Employment Period.

                 The Baker Employment Agreement also provided for certain payments to Mr. Baker upon his termination following a Change of Control of Unilab (as defined in the Baker Employment Agreement). If within two years after a Change of Control, Mr. Baker resigned his employment for

Good Reason or his employment was terminated without Cause, then he was to become entitled to receive the Lump Sum Option Payment and an additional lump sum in cash equal to 2.99 times Mr. Baker's average total cash compensation (inclusive of cash bonuses and deferred compensation) for the three previous fiscal years. In addition, the Baker Employment Agreement permitted Unilab to require by written notice that Mr. Baker not compete directly or indirectly with Unilab in any state in which Unilab has a clinical laboratory testing facility for a period of three years from the date of termination following a Change of Control. The Baker Employment Agreement also required in certain circumstances that Mr. Baker not compete directly or indirectly with Unilab for a period of two years from the date of termination at any other time other than following a Change of Control. Generally, the Baker Employment Agreement was superseded by the Baker Transition Agreement. See "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer".

                 Michaelson Employment Agreement. On November 10, 1993, Unilab and Mr. Michaelson entered into an employment agreement pursuant to which he serves as Senior Vice President-Finance, Treasurer and Chief Financial Officer of Unilab. The term of Mr. Michaelson's agreement ends on December 31, 1997, and will automatically renew for successive periods of two years unless one party thereto gives a six month notice of termination before the end of the current term (the "Employment Period"). Mr. Michaelson receives an annual base salary of $247,500 (following Mr. Michaelson's voluntary 10% salary reduction in July 1996, as part of a voluntary salary reduction for senior management), subject to upward adjustment at the Chief Executive Officer's or the Board of Directors' discretion. In addition, Mr. Michaelson is eligible to receive an annual bonus ranging from 0% to 80% of his base salary if Unilab meets certain performance objectives established by the Board of Directors or its Compensation Committee prior to the beginning of each year. The agreement also provides that Unilab will establish a deferred compensation account for Mr. Michaelson for each fiscal year during the Employment Period to be credited annually with an amount equal to 8% of Mr. Michaelson's total cash compensation (inclusive of all bonuses) for that year.

                 Mr. Michaelson's agreement contains essentially the same terms as Mr. Baker's agreement with respect to (i) payments made upon termination by death, disability, without Cause and resignation for Good Reason, (ii) payments made upon termination without Cause upon a Change of Control and resignation for Good Reason upon a Change of Control and (iii) non-competition.

                  Baker Transition Agreements

      As noted above, in connection with Mr. Baker's resignation as Chairman, President and Chief Executive Officer, effective as of January 20, 1997, Mr. Baker executed the Baker Transition Agreements. See "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer."

Compensation Committee Interlocks and Insider Participation

      The following directors currently serve on Unilab's Compensation
Committee: Kirby L. Cramer (Chairman), Michael B. Hoffman, and Gabriel B. Thomas. During most of 1996 and until March 7, 1997, the Compensation Committee was comprised of Messrs. Cramer, Hoffman, Lewis, Pyle and Thomas. Mr. Hoffman is a General Partner of The Blackstone Group, which provided investment banking services to the Company during 1996. Mr. Lewis is a Senior Advisor to Dillon, Read & Co. Inc., which provided investment banking services to the Company in 1996. Mr. Thomas served as President of the Company from 1989 through January 1992.

Compensation Committee
Report on Executive Compensation

                                     General

      The Compensation Committee of the Board of Directors is composed entirely of non-management directors and since March 7, 1997 has been comprised of Messrs. Kirby L. Cramer (Chairman), Michael Hoffman and Gabriel Thomas. From February 27, 1996 through March 7, 1997, the Compensation Committee consisted of Messrs. Kirby L. Cramer (Chairman), Michael B. Hoffman, Walker Lewis, Thomas O. Pyle and Gabriel B. Thomas. (Mr. Thomas served as President of the Company from 1989 through January 1992.) From January 1, 1996 through February 26, 1996, the Compensation Committee consisted of Messrs. Cramer (Chairman), Hoffman and Lewis.

                                   Philosophy

                 The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance, and thus stockholder value, by aligning the financial interests of executives with those of its stockholders. In pursuit of these overall objectives, the structure and scope of the Company's compensation program are designed to attract key executives to the Company and retain the best possible executive talent; to reinforce and link executive and stockholder interests through equity-based plans; and to provide a compensation package that recognizes individual performance in conjunction with overall corporate performance.

                 Principal Components of Executive Compensation

                 The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary, annual cash and/or stock bonus if performance objectives are achieved, and, at appropriate intervals, long-term incentive compensation in the form of stock option grants and/or awards of restricted stock. Such stock option grants and restricted stock awards are issued to the Company's executives and other employees under the Stock Option and Performance Incentive Plan. The Company also provides medical and other fringe benefits generally available to Company employees and, for certain of its officers, a deferred compensation plan and the SERP.

                 In order to make certain that implementation of its executive compensation policies are made on a fully informed basis, with concrete information as to the compensation policies adopted by comparable companies, during 1996 (and in 1997, specifically in connection with the Baker Transition Agreements and the compensation package for David Weavil, who became Chairman, President and Chief Executive Officer in January 1997) the Compensation Committee engaged Towers Perrin, a leading compensation consulting firm, to advise the Committee, as it had done in previous years. The Committee's executive compensation policies are based in part on the information provided by, and recommendations made by, Towers Perrin.

                 Base salaries for executives are determined by evaluating the responsibilities of the position held and the experience of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for positions having comparable responsibilities at other companies in the clinical laboratory industry (including certain of the companies included in the index used for the Performance Graph contained herein). In addition to comparing base salary compensation of other companies, consideration is given to the relative overall corporate performance of the Company in relation to its competitors in the industry, with the objective of achieving standards and setting base executive salaries in the Company somewhat above the market rate paid for comparable positions in the clinical laboratory industry. In July 1996 at the request of the Company's Chief Executive Officer, with the backing of the Compensation Committee, the Company's senior executives voluntarily accepted a 10% reduction in base salary in light of the Company's disappointing 1996 financial performance.

                 The Company's executive officers and other key persons may be eligible for an annual cash bonus under their individual employment agreements. Individual performance objectives formulated by Company management are recommended by the Chief Executive Officer for approval by the Compensation Committee. Eligible executives may receive bonus awards based upon certain percentages of base salary at threshold and maximum levels appropriate to the nature of their position in the Company. Whether any bonus is awarded, and, if so, the amount thereof depends upon actual performance against predetermined individual and corporate objectives established by the Compensation Committee. No such cash bonuses were awarded in 1996.

                 Awards of stock options and restricted stock have been made periodically to executive officers and certain other employees of the Company upon consultation with and recommendation of the Chief Executive Officer and approval of the Compensation Committee, which may, under certain circumstances, be submitted for ratification by the Board of Directors. Such options have been granted with an exercise price equal to the market value of Unilab Common Stock on the date of grant. The purpose of these awards has been to provide a meaningful equity interest in the Company to Company executives in a format that is designed to retain and align the financial interests of these executives with those of stockholders. The Board and the Compensation Committee believe that this program will be instrumental in focusing the Company's senior management on building long-term value for stockholders. It has been the practice of the Company to make grants of stock options with a staggered vesting schedule and forfeiture of shares if not exercised within a specified period following separation from the Company's employ. The restricted stock grants similarly contain certain restrictions on vesting and transfer tied to the recipient's continued employment by the Company. These restrictions on stock option awards and restricted stock grants are designed to encourage recipients to remain in the Company's employ in order to recognize the full value of the awards. The term over which these restrictions have applied typically is one to five years in the case of stock options and two to five years in the case of restricted stock. To date, only stock options and restricted stock have been granted under the Stock Option and Performance Incentive Plan; however, the Compensation Committee expects that other forms of equity-based compensation permitted under that plan may also have similar restrictions.

                 In addition, the Company provides health care benefits and profit sharing for senior officers and other key persons on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other clinical laboratory companies. Except as noted elsewhere in this proxy statement, the value of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the total salary and bonus of any executive officer in the last fiscal year.

                 Since no executive officer of the Company received compensation in excess of $1 million during 1996, the Compensation Committee presently anticipates that all compensation paid to executive officers will qualify for deductibility under Section 162(m) of the Internal Revenue Code, which limits in certain circumstances the deductibility of compensation in excess of $1 million paid to certain executive officers, except for "performance-based compensation" which complies with requirements imposed under Section 162(m).

                 From February 27, 1996 to March 7, 1997 Messrs. Cramer and Pyle comprised a subcommittee (the "Subcommittee") of "outside directors" of the Compensation Committee. From and after March 7, 1997, the sub-committee has consisted of Messrs. Cramer and Thomas. This subcommittee administers and approves grants of stock options under the Company's Stock Option and Performance Incentive Plan and administers the SERP.

                     Chief Executive Officer's Compensation

                  For 1996, Andrew H. Baker, the Chairman, President and Chief Executive Officer of the Company during such period, was paid a base salary of $400,000 from January 1, 1996 through July 31, 1996, when Mr. Baker (along with other senior executives) accepted a voluntary 10% salary reduction. Accordingly, from August 1, 1996 through December 31, 1996, Mr. Baker was paid a base salary of $360,000. As a result Mr. Baker's total base salary for 1996 was $383,333. The Compensation Committee considered the salary reduction to be appropriate in light of the Company's disappointing 1996 financial performance. Mr. Baker's base salary had been $400,000 per year since 1993. In addition, in order to evidence his belief in the value of Unilab Common Stock as well as to enhance the Company's cash flow, Mr. Baker voluntarily accepted payment of three months of his 1996 salary (August, September and October) in shares of Unilab Common Stock. He received 135,274 shares in lieu of cash payment of $90,000 during such period. The number of shares of Unilab Common Stock issued in lieu of cash salary was determined on the basis of the closing market price of Unilab Common Stock on the American Stock Exchange on the payroll date for each applicable month. Mr. Baker also received deferred compensation equal to 8% of his base salary (valued at $23,466), plus participation in the Company's Executive Retirement Plan (valued at $24,358), which brought his annual cash compensation for 1996 to $431,157. Mr. Baker did not receive any cash bonus in 1996, since in the Compensation Committee's view, the Company did not meet certain performance objectives which were established by the Board of Directors. Such compensation and bonus structure were determined pursuant to the Mr. Baker's Employment Agreement, described above under the caption "Employment Agreements; Other Arrangements -- Baker Employment Agreement." Pursuant to the Company's Stock Option and Performance Incentive Plan, Mr. Baker received grants in February 1996 of stock options to purchase 60,000 shares of Unilab common stock at an exercise price of $2.1875 per share, the closing market price of Unilab Common Stock on the grant date.

                  The Compensation Committee considered the following matters in determining Mr. Baker's compensation for 1996: the Company's financial performance; the decline in the Company's stock price; compensation of CEO's at peer group companies; the Company's contractual compensation obligations to Mr. Baker; and the fact that Mr. Baker voluntarily accepted $90,000 of his 1996 base salary in the form of shares of Unilab Common Stock (receiving 135,274 shares) and voluntarily accepted a 10% salary reduction. Given that Mr. Baker's 1996 compensation was less than that of prior years, the Committee determined Mr. Baker's 1996 compensation to be appropriate under the circumstances.

   Compensation of Other Named Executive Officer and Key Management Personnel

                  The Company has also entered into employment agreements with the Company's other Named Executive Officer and other key management personnel. Each agreement provides a base salary plus bonus, if certain performance objectives are achieved, and other incentive compensation at the discretion of the Chief Executive Officer (approved by the Compensation Committee, in the case of the Company's other Named Executive Officer, Mr. Michaelson).

                  Since the Company did not achieve its pre-established performance objectives in 1996, none of the Company's officers received a cash bonus.

                  The Compensation Committee believes that significant stock ownership, through grants of stock options, restricted stock and other forms of equity-based incentive compensation that would be permitted under the Stock Option and Performance Incentive Plan, are a major incentive in aligning the interests of employees, including senior management, and stockholders. The Compensation Committee therefore intends to continue to explore various methods of assuring such commonality of interest in the Company's long-term performance.

                                        Kirby L. Cramer (Chairman)
                                        Michael B. Hoffman
                                        Gabriel B. Thomas
                                        Members of the Compensation Committee

Five-Year Performance Graph

                  The following graph compares the Company's cumulative total stockholder return on Unilab Common Stock with (i) the cumulative total return of the Nasdaq Stock Market U.S. Index (which tracks the aggregate performance of equity securities of companies traded on the Nasdaq Stock Market) (the Company traded on the Nasdaq Stock Market for the period prior to June 23, 1996), (ii) the cumulative total return of the Amex Market Value Index (which tracks the aggregate performance of equity securities of companies traded on the American Stock Exchange) (the Company traded on the American Stock Exchange for the period from June 24, 1996 through December 31, 1996 and still trades on Amex) and (iii) a peer group comprised of publicly-traded companies engaged principally in the non-esoteric clinical laboratory industry. In accordance with the regulations promulgated by the Securities and Exchange Commission, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of the beginning of each measurement date set forth on the graph. The graph shows historical stock price performance (assuming reinvestment of dividends) and is not necessarily indicative of future price performance.

-------------------

* The peer group includes LabOne, Inc. (which is included in the peer group for the full five-year period), Meris Laboratories, Inc. (which is included in the peer group for the full five-year period), Laboratory Corporation of America Holdings, Inc. (formerly National Health Laboratories Incorporated, which merged with Roche Biomedical Laboratories during 1995 under the combined name Laboratory Corporation of America, and is included in the peer group for the full five-year period) and Universal Standard Medical Laboratories, Inc. and Physicians Clinical Laboratory Incorporated (whose respective initial public offerings occurred in 1992 and, accordingly, whose stocks are included in the peer group for the period 1993-1996).


** Assumes $100 invested on December 31, 1991 in stock or index (including reinvestment of dividends). Assumes fiscal year ending December 31.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain information, to the knowledge of Unilab, regarding the beneficial ownership of Unilab Common Stock as of the Record Date by all stockholders known by Unilab (based on public filings with the Commission, except as otherwise noted) to be the beneficial owners of more than 5% of the outstanding shares of Unilab Common Stock. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                                      Number                  Percent of
                                                   of Shares of               Common Stock
Name and Address of                               Common Stock                Beneficially
Beneficial Owner                               Beneficially Owned               Owned(1)
-------------------                            ------------------             ------------

Rockefeller & Co., Inc.                            3,244,304(2)                    8.1%
30 Rockefeller Plaza
New York, NY  10112

Andrew H. Baker                                    2,716,228(3)                    6.7%
636 Winding Hollow Drive
Franklin Lakes, NJ  07417

--------------------

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act and based on 40,249,692 shares of Unilab Common Stock outstanding as of the Record Date.

(2) As reported in Schedule 13G, Amendment No. 1 filed with the Commission on February 3, 1997.

(3) Mr. Baker is the former Chairman, President and Chief Executive Officer of the Company. Represents 2,176,238 shares directly owned by Mr. Baker (of which 18,069 shares are directly owned by Mr. Baker's spouse) and beneficial ownership of 540,000 shares issuable upon exercise of fully vested and presently exercisable options to purchase Unilab Common Stock. Based on Company records and a Form 4 filed by Mr. Baker on January 30, 1997.

                            CERTAIN RELATIONSHIPS AND
                        TRANSACTIONS WITH RELATED PERSONS

Corning Lab Services Inc./MetPath Inc.

       According to Amendment No. 2 to Schedule 13G filed with the Commission on February 14, 1996, as of such date Corning beneficially owned 1,044,840 shares of Unilab Common Stock, including options to purchase 20,000 shares of Unilab Common Stock, and 300,000 shares of Unilab Convertible Preferred Stock. The Company does not know if Corning still owns all or some of the Common Stock it reported in such Schedule 13G Amendment, since no subsequent public filing has been made.

UniHolding Corp.

       Effective June 30, 1995, the Company sold its 40% equity interest in Unilabs Group Limited ("UGL") to UGL for $30.0 million. As part of the consideration for the Company's sale of its interest in UGL, UGL and UniHolding Corp. ("UH") issued a $15.0 million promissory note due June 30, 1996 to the Company. Edgard Zwirn, Chief Executive Officer of UH, served on the Company's Board of Directors until July 1995. Effective November 7, 1996, the Company sold that note for $11 million in cash to Donaldson, Lufkin & Jenrette Securities Corporation. In connection with the sale the Company took a non-recurring charge of $4.5 million in the fourth quarter of 1996.

The Blackstone Group

       During 1996 the Company engaged The Blackstone Group, of which Michael B. Hoffman, a director of the Company and a member of the Compensation and Nominating Committees, is a General Partner, to provide investment banking services.

Dillon, Read & Co. Inc.

       The Company engaged Dillon, Read & Co. Inc. to provide investment banking services during 1996. Dillon, Read & Co. acted as a lead underwriter of the Company's March 1996 public offering of $120,000,000 principal amount of 11% Senior Notes due 2006 and continues to act as a market maker in such Note. Dillon, Read received a fee of $3.6 million for acting as lead underwriter of such offering. Walker Lewis, a director and member of the Audit Committee, is a Senior Advisor of Dillon Read. Mr. Lewis is not running for reelection to the Board.

Indebtedness of Management

       In connection with the move of Unilab's principal executive offices from New Jersey to California and Mr. Baker's purchase of a home in California, in October 1992, Unilab loaned to Mr. Baker $1 million to be repaid, without interest, on the earlier of (i) three years from the date on which such loan was made and (ii) 30 days after the closing of the sale by Mr. Baker of his residence in New Jersey. The loan was secured by a first mortgage on Mr. Baker's California home. Unilab was obligated to pay to

Mr. Baker as additional compensation an amount equal to the amount of income tax paid, if any, as a result of the receipt of such loan. In August 1994, Mr. Baker refinanced such loan with a major commercial bank, which provided $500,000 to the Company. The Company released the mortgage on Mr. Baker's California home and Mr. Baker granted a first mortgage to the bank that refinanced his loan. The remainder of the Company's loan to Mr. Baker was unsecured.

       In connection with the Baker Transition Agreements, Mr. Baker agreed to use his best efforts to sell his California house soon as possible. The Company has the right to determine the acceptability of any bid to purchase the house and Mr. Baker agreed to follow the Company's reasonable instructions in selling the house. Mr. Baker has agreed to use $500,000 of the proceeds from the sale of the house to pay the outstanding bank indebtedness on the house, with the proceeds in excess of $500,000 being retained by Mr. Baker. The Company will forgive the remaining $500,000 of the loan to Mr. Baker.

       Effective April 15, 1997, the Company paid the principal amount of $300,000 to a commercial bank in payment of a loan Mr. Baker had taken from the bank in April 1994 in order to pay taxes on "paper profits" Mr. Baker realized as a result of the Company's November 1993 reorganization transaction with Corning. The Company had executed a guarantee of this loan at the time Mr. Baker received the loan. In consideration for the Company's payment of the loan under its guarantee, Mr. Baker (i) executed a $300,000, 6% five-year secured promissory note (the "Baker Note") in favor of the Company and (ii) was required to purchase $300,000 of newly issued shares of Unilab Common Stock at the closing market price on a date or dates selected by Mr. Baker prior to September 1, 1997 (the "New Shares"). Mr. Baker acquired such shares on April 3, 1997 at a per share purchase price of $0.5625, resulting in the purchase of 533,333 shares. The Baker Note is secured by the Transition Shares as well as the New Shares. All restrictions on the Transition Shares and New Shares will lapse upon Mr. Baker's payment in full of the principal of and accrued interest on the Baker Note, which can be paid in cash or shares of Unilab Common Stock. The Baker Note may be prepaid at any time. See "Certain Relationships and Transactions with Related Persons -- Indebtedness of Management".

       Also effective April 15, 1997, the Company paid the principal amount of $150,000 to a commercial bank in payment of a loan Mr. Michaelson had taken from the bank in April 1994 in order to pay the exercise price of a warrant (the "Warrant") to purchase shares of Unilab Common Stock, as well as tax payments related to such exercise. The Company had executed a guarantee of the loan at the time Mr. Michaelson received the loan. In consideration for the Company's payment of the loan under the guarantee, Mr. Michaelson executed a $150,000 6% five-year secured promissory note (the "Michaelson Note") in favor of the Company. The Michaelson Note is secured by the 35,000 shares of Unilab Common Stock Mr. Michaelson received upon exercise of the Warrant (the "Warrant Shares"). Mr. Michaelson has the option of paying the Michaelson Note in full by delivery of the Warrant Shares or by payment of cash or shares of Unilab Common Stock.

       In connection with the hiring of David Weavil as the Company's Chairman, President and Chief Executive Officer in January 1997, the Company loaned Mr. Weavil $500,000, which Mr. Weavil used to acquire 1,142,857 newly issued shares of Unilab Common Stock, valued at the January 17, 1997 closing market price of $0.4375. $250,000 of such amount is due on July 20, 1997, is unsecured and bears interest at 6%. Repayment of the other $250,000 is due on January 20, 2002, is secured by the shares of Unilab Common Stock purchased with the proceeds thereof and bears interest at 6%.

Section 16(a) Beneficial Ownership Reporting Compliance

           Based upon a review of Forms 3, 4, and 5 filed with the Commission by the Company's directors and officers, the Company believes that all such required Forms 3 and 4 were filed on a timely basis with the following exception: the Form 4, dated November 4, 1996, filed by Andrew Baker was supposed to have been filed with the Commission by November 10, 1996 but was not received until November 12, 1996.

                                   PROPOSAL 2
               RATIFICATION AND APPROVAL OF SELECTION OF AUDITORS

            The Company has selected Arthur Andersen LLP ("Arthur Andersen") to audit the Company's financial statements for the fiscal year ending December 31, 1997. Arthur Andersen audited the Company's financial statements for the fiscal year ended December 31, 1996. The Board of Directors considers it appropriate to submit for ratification and approval by the stockholders its selection of Arthur Andersen.

       It is expected that a representative of Arthur Andersen will be present at the Meeting and will be given the opportunity to make a statement if he or she desires to do so. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

       Ratification and approval of the selection of the independent auditors requires the affirmative vote of a majority of the shares of Unilab Common Stock represented at the Meeting in person or by proxy.

       THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF ARTHUR ANDERSEN LLP AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL OF SUCH SELECTION.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

            You are referred to the Annual Report to Stockholders for the fiscal year ended December 31, 1996, including the financial statements and the management's discussion and analysis of the Company's financial condition and results of operations contained therein, which has been previously or concurrently delivered to stockholders, for your information. The Company will provide, without charge, to any stockholder upon written request a copy of the Company's Annual Report on Form 10-K (excluding exhibits but including the financial statements and financial statement schedules) for the year ended December 31, 1996. Such written requests should be directed to: Mark L. Bibi, Secretary, Unilab Corporation, 18448 Oxnard Street, Tarzana, California 91356. The Annual Report to Stockholders is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.

                              STOCKHOLDER PROPOSALS

            Any proposal by a stockholder intended to be presented at the Company's 1998 Meeting of Stockholders must be received by the Company no later than December 28, 1997 to be included in the Company's proxy statement and form of proxy relating to such annual meeting. Any proposal should be addressed to the offices of the Company, 18448 Oxnard Street, Tarzana, California 91356,
Attn: Secretary.

                                  OTHER MATTERS

            The Board does not know of any other matters to be brought before the Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy as in their discretion they may deem advisable.

                                             By Order of the Board of Directors



                                             Mark L. Bibi
                                             Secretary

Dated:  April 28, 1997

                               UNILAB CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 17, 1997
                                  COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Richard A. Michaelson, Mark L. Bibi and Brian D. Urban, and any of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of stockholders of Unilab Corporation to be held on June 17, 1997 at 9:00 A.M., local time, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California. The Board of Directors recommends a vote FOR proposals 1 and 2.

1.       Election of Directors.

                  ____     FOR all nominees          ____     WITHHOLD AUTHORITY
                           listed below                       to vote for all
                                                              nominees listed
                                                              below.

         Haywood D. Cochrane, Kirby L. Cramer, Michael B. Hoffman, Gabriel B. Thomas and David C. Weavil.

         Stockholders may withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee named above.

2. Ratification and approval of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

         ____     FOR         ____     AGAINST             ____     ABSTAIN

3. The proxy is authorized to transact such other business as may properly come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of each director named herein and FOR Proposal 2 and in the discretion of said Proxy on any other matter which may come before the meeting or any adjournments thereof, except that broker non-votes will not be entitled to vote, and will have no effect on the vote with respect to the matter being considered.

                                                     Dated: ___________, 1997

                                                     --------------------------

                                                     --------------------------
                                                            Signature(s)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.